EXHIBIT 10.3

                             AGREEMENT TO LOAN FUNDS


This Agreement to Loan Funds is entered into this 5th day of November, 2003 by and between Terry L. Myhre, an individual, of 9691 101st Street North, Stillwater, Minnesota 55082 ("Myhre") and Dotronix, Inc., a Minnesota corporation, with its principal place of business located at 160 First Street S.E., St. Paul Minnesota 55112-7894 ("Dotronix").

WHEREAS, Myhre has agreed to loan certain funds to Dotronix and Dotronix has agreed to borrow such funds from Myhre in the form of a Revolving Credit Agreement; and

WHEREAS, the loan created by this Agreement is a condition precedent to Dotronix finalizing the refinancing of that certain other debt arrangement with the Estate of William S. Sadler;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Myhre shall loan to Dotronix an amount up to a maximum of four hundred fifty thousand dollars ($450,000), pursuant to a revolving credit agreement, containing usual and customary terms agreed to by the parties (the "Revolving Credit Agreement").

         2. The term of the Revolving Credit Agreement shall be one year from the date of its execution by the parties.

         3. The interest rate on funds borrowed by Dotronix under the Revolving Credit Agreement shall be five percent (5%) per annum, payable monthly on the outstanding balance.

         4. As security for the Revolving Credit Agreement, Dotronix shall issue a promissory note, secured by the assets of Dotronix, excluding the real property (and contents thereof) located in Eau Claire, Wisconsin currently owned by Dotronix.

         5. In addition, Myhre will have an option to convert the principal amount due under the Revolving Credit Agreement into Dotronix common stock, at a conversion price of $1.50 per share issued, which option shall be exercisable based on the loan amount outstanding on the last day of the term of the Revolving Credit Agreement. This option must be exercised no later than sixty (60) days prior to the expiration of the Revolving Credit Agreement.

         6. In addition, upon execution of the revolving Credit Agreement and in consideration for Myhre borrowing funds to Dotronix under the Revolving Credit Agreement, Dotronix shall grant to Myhre a seven-year warrant to purchase up to one hundred thousand (100,000) shares of Dotronix common stock at an exercise price of ten cents ($.10) per share.

         7. As a condition precedent to the obligations of Myhre hereunder, Dotronix must reach an agreement with the Estate of William S. Sadler to modify and extend the Loan and Security Agreement dated February 23, 2000 according to the terms set forth in Exhibit A hereto.

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         8.       In addition:

                  (a) The parties shall each pay their own fees and expenses related to the transactions contemplated agreed to herein, including, without limitation, attorney and accountant fees.

                  (b) The transactions contemplated herein are confidential and may not be disclosed to anyone other than the parties' respective legal and financial representatives, the representatives of the Estate of William S. Sadler and except as required by law (including the public disclosure obligations of Dotronix), without the consent of the other party.

                  (c) The purpose of this Agreement is to set forth the essential terms and conditions of the agreement of the parties. Upon execution of this Agreement, the parties shall prepare definitive documents to fully reflect the parties understanding and agreement, which definitive documents shall replace this Agreement.

                  (d) Time is of the essence to this Agreement and the parties agree to use their best efforts to complete the documentation agreed to herein by November 14, 2003.

                  (e) This Agreement shall be binding upon and insure to the benefit of the parties, their respective successors and their assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                      /s/  Terry L. Myhre
                                      -------------------------------------
                                      Terry L. Myhre


                                      DOTRONIX, INC.

                                      By  /s/ Robert V. Kling
                                      -------------------------------------
                                      Robert V. Kling
                                      Its Chief Financial Officer

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                                    EXHIBIT A

                         TERMS OF AMENDED LOAN AGREEMENT

         (a) $850,000 of the outstanding balance due under the Loan Agreement shall be forgiven by the Estate in exchange for certain real property and other consideration from Dotronix.

         (b) The Maximum Dollar Amount set forth in Section 2.1.A of the Schedule, the dollar amount set forth in Section 2.1.C of the Schedule, the principal amount of the Note, and the amount secured by the Collateral Documents shall be $150,000.

         (c) The Maturity Date set forth in Section 9.1 of the Schedule and in the Note shall be November 30, 2008.

         (d)      The interest rate shall be 5% per annum, payable monthly.

         (e) The amended Loan Agreement shall be subordinate to the Revolving Credit Agreement between Dotronix and Terry L. Myhre.